July 20, 2006

FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS		MEDIA
Tom Nicholson	Chris Henson	Bob Denham
Executive Vice President	Senior Executive Vice President	Senior Vice President
Investor Relations	Chief Financial Officer	Public Relations
(336) 733-3058	(336) 733-3008	(910) 914-9073

BB&T’s 2nd quarter EPS up 12.9%

Operating earnings per share total $.81

          WINSTON-SALEM, N.C. — BB&T Corporation (NYSE: BBT) reported today net income for the second quarter of 2006 totaling $429.1 million, or $.79 per diluted share, compared with $386.8 million, or $.70 per diluted share, earned during the second quarter of 2005. These results reflect increases of 10.9% and 12.9%, respectively, compared to the second quarter last year.

          BB&T’s second quarter net income produced annualized returns on average assets and average shareholders’ equity of 1.53% and 15.34%, respectively, compared to prior year returns of 1.50% and 14.04%, respectively.

          Operating earnings for the second quarter of 2006 totaled $436.3 million, or $.81 per diluted share, excluding $1.0 million in net after-tax merger-related charges and $6.2 million in after-tax equity-based compensation resulting from the adoption of Statement of Financial Accounting Standards No. 123(R) effective Jan. 1. Operating earnings for the second quarter of 2005 totaled $413.2 million, excluding $26.4 million in net after-tax merger-related credits and nonrecurring charges. These results reflect increases of 5.6% and 8.0%, respectively, compared to the same period last year.

          Cash basis operating results exclude the unamortized balances of intangibles from assets and shareholders’ equity, and exclude the amortization of intangibles, the net amortization of purchase accounting mark-to-market adjustments, merger-related charges or credits, equity-based compensation and nonrecurring items from earnings. Cash basis operating earnings totaled $454.8 million for the second quarter of 2006, an increase of 4.3% compared to the second quarter of 2005. Cash basis operating diluted earnings per share totaled $.84 for the second quarter of 2006, an increase of 6.3% compared to $.79 earned during the same period in 2005. Cash basis operating earnings for the second quarter of 2006 produced annualized returns on average tangible assets and average tangible shareholders’ equity of 1.70% and 28.96%, respectively, compared to prior year returns of 1.77% and 27.82%, respectively.

          “BB&T generated strong results for the second quarter of 2006 and I am very pleased with our growth in earnings and revenues, as well as our positive trends in loans and deposits,” said Chairman and Chief Executive Officer John A. Allison. “Our earnings growth was driven by a 7.2% increase in revenues, including an 11.2% increase in noninterest income, and continued excellent asset quality.

          “The second quarter decline in our net interest margin was due to a continued flat yield curve environment and a management decision to more aggressively pursue retail deposits to fund loan growth and to fuel organic growth initiatives. While these events will negatively affect our margin, the resulting growth in deposit accounts will ultimately generate greater profitability.

          “While our industry faces a number of challenges, I am very optimistic about BB&T’s current trends and strategic direction. I believe we are well-positioned to meet our performance goals for the year.”

          For the first six months of 2006, BB&T’s net income was $860.6 million, an increase of 10.0% compared to $782.2 million earned in the first six months of 2005. Diluted earnings per share for the first half of 2006 totaled $1.59, an increase of 12.0% compared to the same period in 2005. Excluding merger-related charges or credits, equity-based compensation and nonrecurring items, operating earnings for the first half of 2006 totaled $864.0 million, or $1.59 per diluted share, an increase of 7.1% and 8.9%, respectively, compared to the first six months of 2005.

BB&T’s Noninterest Income up 11.2%

          Noninterest income from BB&T’s fee generating businesses increased 11.2% during the second quarter of 2006 compared to 2005. Total noninterest income was $650.7 million for the current quarter and represents 40.8% of total revenues. This increase includes a record performance from BB&T’s insurance operations, improved revenues from other nondeposit fees and commissions, and growth in mortgage banking income.

          Commissions from BB&T’s insurance operations improved to a record $214.1 million earned in the current quarter. This reflects an increase of 17.9% compared with $181.6 million earned in the second quarter of 2005. The increase was the result of growth in commissions from the sale of property and casualty coverage, and improved sales of employee benefits-related insurance products.

          Other nondeposit fees and commissions totaled $111.5 million for the second quarter of 2006, an increase of 21.8% compared to the second quarter of 2005. This increase was generated primarily by growth in bankcard fees and debit card related services.

          Revenues from mortgage banking operations totaled $29.1 million for the second quarter of 2006 compared to $12.4 million earned in the second quarter last year. This increase was primarily the result of fluctuations in the fair value of residential mortgage servicing rights and the related derivative hedge, as well as increased revenues from commercial mortgage banking operations, which increased $3.0 million, or 55.5%, compared to the second quarter of 2005.

Asset Quality Remains Excellent

          BB&T’s asset quality remains excellent as net charge-offs declined during the second quarter of 2006. Nonperforming assets, as a percentage of total assets, were .27% at both June 30 and Dec. 31, 2005, down from .29% at June 30, 2005. Annualized net charge-offs were .23% of average loans and leases for the second quarter of 2006, down from .25% in the second quarter of 2005. Excluding losses incurred by BB&T’s specialized lending subsidiaries, annualized net charge-offs for the current quarter were .12% of average loans and leases compared to .16% in the same quarter last year.

Loan Growth Continues to be Robust – Up 10.8%

          Average loans and leases totaled $78.0 billion for the second quarter of 2006, reflecting an increase of $7.6 billion, or 10.8% compared to the second quarter of 2005. This increase was composed of growth in average commercial loans and leases, which increased $3.6 billion, or 10.5%; average mortgage loans, which increased $2.3 billion, or 17.6%; average consumer loans, which increased $963.5 million, or 4.7%; and growth in average loans originated by BB&T’s specialized lending subsidiaries, which increased $693.0 million, or 27.8% compared to the second quarter last year.

BB&T Produces Strong Deposit Growth

          Average deposits totaled $75.6 billion for the second quarter of 2006, an increase of 9.7% compared to $68.9 billion for the second quarter of 2005. Average retail deposit growth was led by client certificates of deposit, which increased $4.2 billion, or 24.2%, and interest checking, which increased $390.8 million, or 21.3%. These increases reflect the Company’s focus on growing retail deposits throughout its footprint. During the first six months of 2006, BB&T generated more than 84,000 net new transaction accounts.

BB&T Increases Quarterly Cash Dividend – Named “Dividend Achiever” Again

          On June 27, BB&T’s Board of Directors approved a 10.5% increase in the quarterly cash dividend paid to shareholders. The increase, to $.42 per share, marks the 35th consecutive year that BB&T has raised its cash dividend to shareholders. BB&T has paid a cash dividend to shareholders every year since 1903. The dividend will be paid on Aug. 1 to shareholders of record on July 14.

          On May 4, BB&T announced that it had been named to the elite 2006 Dividend Achievers list by Mergent Inc. The list is composed of publicly traded companies that have increased their cash dividends every year for at least the past 10 years. The 2006 Dividend Achievers list consists of 318 firms out of more than 10,000 North-American listed, dividend-paying publicly traded companies tracked by Mergent. BB&T is in the top 15% of all Dividend Achievers based on its history of consecutive yearly dividend increases. The five-year compound growth rate for BB&T’s quarterly dividend payment is 10.1%.

BB&T Completes Acquisition of Main Street Banks, Inc.

          On June 1, BB&T completed its merger with Main Street Banks, Inc. headquartered in Atlanta, Ga. Main Street has $2.4 billion in assets and operates 24 full-service banking offices in the Atlanta and Athens, Ga., metro areas – some of the most economically vibrant and fastest growing markets in the country. Main Street’s offices will continue to operate under the Main Street brand until the systems conversion, which is scheduled for September.

First Citizens Bancorp’s Shareholders Approve Merger with BB&T

          The shareholders of First Citizens Bancorp of Cleveland, Tenn., approved the merger with BB&T Corporation on July 11. With approximately $700 million in assets, First Citizens Bancorp operates 16 full-service banking centers in Tennessee, two in North Carolina and one in Georgia. The merger is expected to be completed Aug. 1.

          At June 30, BB&T had $116.3 billion in assets and operated 1,443 banking offices in the Carolinas, Virginia, West Virginia, Kentucky, Georgia, Maryland, Tennessee, Florida, Alabama, Indiana and Washington, D.C. BB&T’s common stock is traded on the New York Stock Exchange under the trading symbol BBT. The closing price of BB&T’s common stock on July 19 was $41.92 per share.

          For additional information about BB&T’s financial performance, company news, products and services, please visit our Web site at www.BBT.com.

Earnings Webcast

          To hear a live webcast of BB&T’s second quarter 2006 earnings conference call at 11:00 a.m. (EDT) today, please visit our Web site at www.BBT.com. Replays of the conference call will be available through our Web site until 5 p.m. (EDT) on Friday, Aug. 4.

#

          This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). BB&T’s management uses these “non-GAAP” measures in their analysis of the Corporation’s performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities, as well as the amortization of intangibles and purchase accounting mark-to-market adjustments in the case of “cash basis” performance measures. These non-GAAP measures also exclude equity-based compensation in order to make the 2006 results comparable with prior periods presented and may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on BB&T’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of BB&T’s core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

          This press release contains certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results may differ materially from current projections. Please refer to BB&T’s filings with the Securities and Exchange Commission for a summary of important factors that may affect BB&T’s forward-looking statements. BB&T undertakes no obligation to revise these statements following the date of this press release.

QUARTERLY PERFORMANCE SUMMARY	Tom Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 5	Investor Relations	FAX (336) 733-3132

	For the Three Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	6/30/06	6/30/05	$	%

OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent	$1,690,448	$1,353,216	$337,232	24.9%
Interest expense	751,846	455,719	296,127	65.0
Net interest income - taxable equivalent	938,602	897,497	41,105	4.6
Less: Taxable equivalent adjustment	21,833	20,532	1,301	6.3
Net interest income	916,769	876,965	39,804	4.5
Provision for credit losses	57,732	49,424	8,308	16.8
Net interest income after provision for credit losses	859,037	827,541	31,496	3.8
Noninterest income	650,677	583,902	66,775	11.4
Noninterest expense	847,874	787,734	60,140	7.6
Operating earnings before income taxes	661,840	623,709	38,131	6.1
Provision for income taxes	225,513	210,534	14,979	7.1
Operating earnings (1)	$436,327	$413,175	$23,152	5.6%

PER SHARE DATA BASED ON OPERATING EARNINGS (1)
Basic earnings	$.81	$.76	$.05	6.6%
Diluted earnings	.81	.75	.06	8.0
Weighted average shares - Basic	536,882,392	547,089,165
Diluted	541,607,530	551,245,112
Dividends paid per share	$.38	$.35	$.03	8.6%

PERFORMANCE RATIOS BASED ON OPERATING EARNINGS (1)
Return on average assets	1.56%	1.60%
Return on average equity	15.60	15.00
Net yield on earning assets (taxable equivalent)	3.76	3.92
Efficiency ratio (taxable equivalent) (2)	53.2	52.5

CASH BASIS PERFORMANCE
BASED ON OPERATING EARNINGS (1)(3)
Cash basis operating earnings	$454,775	$435,959	$18,816	4.3%
Diluted earnings per share	.84	.79	.05	6.3
Return on average tangible assets	1.70%	1.77%
Return on average tangible equity	28.96	27.82
Efficiency ratio (taxable equivalent) (2)	51.5	50.3

	For the Three Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	6/30/06	6/30/05	$	%

INCOME STATEMENTS
Interest income	$1,668,615	$1,332,684	$335,931	25.2%
Interest expense	751,846	455,719	296,127	65.0
Net interest income	916,769	876,965	39,804	4.5
Provision for credit losses	57,732	49,424	8,308	16.8
Net interest income after provision for credit losses	859,037	827,541	31,496	3.8
Noninterest income	650,677	584,919	65,758	11.2
Noninterest expense	859,609	831,288	28,321	3.4
Income before income taxes	650,105	581,172	68,933	11.9
Provision for income taxes	221,005	194,367	26,638	13.7
Net income	$429,100	$386,805	$42,295	10.9%

PER SHARE DATA
Basic earnings	$.80	$.71	$.09	12.7%
Diluted earnings	.79	.70	.09	12.9
Weighted average shares - Basic	536,882,392	547,089,165
Diluted	541,607,530	551,245,112

PERFORMANCE RATIOS BASED ON NET INCOME
Return on average assets	1.53%	1.50%
Return on average equity	15.34	14.04
Efficiency ratio (taxable equivalent) (2)	54.0	55.4

NOTES:	Applicable ratios are annualized.

(1)

Operating earnings exclude the effect of merger-related charges or credits, equity-based compensation and nonrecurring items. These amounts totaled $7.2 million and $26.4 million, net of tax, in the second quarters of 2006 and 2005, respectively. See Reconciliation Tables included herein.

(2)

Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related charges or credits, equity-based compensation and nonrecurring items, where applicable. See Reconciliation Tables included herein.

(3)

Cash basis performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tom Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 6	Investor Relations	FAX (336) 733-3132

	For the Six Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	6/30/06	6/30/05	$	%

OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent	$3,268,460	$2,616,870	$651,590	24.9%
Interest expense	1,410,464	850,028	560,436	65.9
Net interest income - taxable equivalent	1,857,996	1,766,842	91,154	5.2
Less: Taxable equivalent adjustment	43,175	40,694	2,481	6.1
Net interest income	1,814,821	1,726,148	88,673	5.1
Provision for credit losses	105,303	90,469	14,834	16.4
Net interest income after provision for credit losses	1,709,518	1,635,679	73,839	4.5
Noninterest income	1,258,872	1,100,523	158,349	14.4
Noninterest expense	1,671,705	1,520,997	150,708	9.9
Operating earnings before income taxes	1,296,685	1,215,205	81,480	6.7
Provision for income taxes	432,669	408,273	24,396	6.0
Operating earnings (1)	$864,016	$806,932	$57,084	7.1%

PER SHARE DATA BASED ON OPERATING EARNINGS (1)
Basic earnings	$1.60	$1.47	$.13	8.8%
Diluted earnings	1.59	1.46	.13	8.9
Weighted average shares - Basic	538,409,049	548,179,529
Diluted	542,297,340	552,443,239
Dividends paid per share	$.76	$.70	$.06	8.6%

PERFORMANCE RATIOS BASED ON OPERATING EARNINGS (1)
Return on average assets	1.57%	1.59%
Return on average equity	15.59	14.82
Net yield on earning assets (taxable equivalent)	3.79	3.94
Noninterest income as a percentage of
total income (taxable equivalent) (2)	40.2	38.3
Efficiency ratio (taxable equivalent) (2)	53.5	52.7

CASH BASIS PERFORMANCE
BASED ON OPERATING EARNINGS (1)(3)
Cash basis operating earnings	$901,423	$851,788	$49,635	5.8%
Diluted earnings per share	1.66	1.54	.12	7.8
Return on average tangible assets	1.72%	1.76%
Return on average tangible equity	28.69	27.41
Efficiency ratio (taxable equivalent) (2)	51.7	50.5

	For the Six Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	6/30/06	6/30/05	$	%

INCOME STATEMENTS
Interest income	$3,225,285	$2,576,176	$649,109	25.2%
Interest expense	1,410,464	850,028	560,436	65.9
Net interest income	1,814,821	1,726,148	88,673	5.1
Provision for credit losses	105,303	90,469	14,834	16.4
Net interest income after provision for credit losses	1,709,518	1,635,679	73,839	4.5
Noninterest income	1,258,872	1,101,540	157,332	14.3
Noninterest expense	1,678,790	1,561,994	116,796	7.5
Income before income taxes	1,289,600	1,175,225	114,375	9.7
Provision for income taxes	428,987	393,036	35,951	9.1
Net income	$860,613	$782,189	$78,424	10.0%

PER SHARE DATA
Basic earnings	$1.60	$1.43	$.17	11.9%
Diluted earnings	1.59	1.42	.17	12.0
Weighted average shares - Basic	538,409,049	548,179,529
Diluted	542,297,340	552,443,239

PERFORMANCE RATIOS BASED ON NET INCOME
Return on average assets	1.57%	1.55%
Return on average equity	15.53	14.37
Efficiency ratio (taxable equivalent) (2)	53.7	54.1

NOTES:	Applicable ratios are annualized.

(1)

Operating earnings exclude the effect of merger-related charges or credits, equity-based compensation and nonrecurring items. These amounts totaled $3.4 million and $24.7 million, net of tax, in the first six months of 2006 and 2005, respectively. See Reconciliation Tables included herein.

(2)

Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related charges or credits, equity-based compensation and nonrecurring items, where applicable. See Reconciliation Tables included herein.

(3)

Cash basis performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tom Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 7	Investor Relations	FAX (336) 733-3132

	As of / For the Six Months Ended		Increase (Decrease)

(Dollars in thousands)	6/30/06	6/30/05	$	%

CONSOLIDATED BALANCE SHEETS
End of period balances
Cash and due from banks	$2,159,857	$2,030,082	$129,775	6.4%
Interest-bearing deposits with banks	561,667	434,772	126,895	29.2
Federal funds sold and other earning assets	398,509	364,038	34,471	9.5
Securities available for sale	20,090,945	20,123,465	(32,520)	(.2)
Trading securities	918,621	675,146	243,475	36.1
Total securities	21,009,566	20,798,611	210,955	1.0
Commercial loans and leases	39,691,954	35,056,980	4,634,974	13.2
Direct retail loans	14,908,991	14,094,081	814,910	5.8
Sales finance loans	5,378,205	5,216,027	162,178	3.1
Revolving credit loans	1,327,623	1,271,395	56,228	4.4
Mortgage loans	15,671,640	13,512,617	2,159,023	16.0
Specialized lending	3,305,220	2,589,516	715,704	27.6
Total loans and leases	80,283,633	71,740,616	8,543,017	11.9
Allowance for loan and lease losses	869,880	809,318	60,562	7.5
Total earning assets	103,097,439	93,512,746	9,584,693	10.2
Premises and equipment, net	1,342,229	1,263,467	78,762	6.2
Goodwill	4,730,294	4,233,719	496,575	11.7
Core deposit and other intangibles	493,463	535,965	(42,502)	(7.9)
Other assets	6,174,392	5,243,372	931,020	17.8
Total assets	116,283,730	105,835,324	10,448,406	9.9
Noninterest-bearing deposits	13,625,502	13,197,792	427,710	3.2
Interest checking	1,539,064	1,512,588	26,476	1.8
Other client deposits	32,344,438	29,642,503	2,701,935	9.1
Client certificates of deposit	23,704,122	17,793,434	5,910,688	33.2
Other interest-bearing deposits	7,299,675	9,684,042	(2,384,367)	(24.6)
Total deposits	78,512,801	71,830,359	6,682,442	9.3
Fed funds purchased, repos and other borrowings	6,797,108	7,137,762	(340,654)	(4.8)
Long-term debt	15,195,145	11,955,683	3,239,462	27.1
Total interest-bearing liabilities	86,879,552	77,726,012	9,153,540	11.8
Other liabilities	4,614,563	3,821,153	793,410	20.8
Total liabilities	105,119,617	94,744,957	10,374,660	11.0
Total shareholders' equity	$11,164,113	$11,090,367	$73,746.7%

Average balances
Securities, at amortized cost	$21,018,484	$20,113,282	$905,202	4.5%
Commercial loans and leases	37,546,348	34,162,337	3,384,011	9.9
Direct retail loans	14,603,305	13,789,011	814,294	5.9
Sales finance loans	5,229,107	5,114,471	114,636	2.2
Revolving credit loans	1,312,626	1,250,225	62,401	5.0
Mortgage loans	15,008,368	12,765,730	2,242,638	17.6
Specialized lending	3,017,532	2,405,133	612,399	25.5
Total loans and leases	76,717,286	69,486,907	7,230,379	10.4
Allowance for loan and lease losses	840,021	809,513	30,508	3.8
Other earning assets	873,717	639,001	234,716	36.7
Total earning assets	98,609,487	90,239,190	8,370,297	9.3
Total assets	110,766,561	102,080,134	8,686,427	8.5
Noninterest-bearing deposits	13,016,386	12,506,333	510,053	4.1
Interest checking	2,066,357	1,747,115	319,242	18.3
Other client deposits	30,768,442	29,676,723	1,091,719	3.7
Client certificates of deposit	20,767,822	17,427,113	3,340,709	19.2
Other interest-bearing deposits	8,297,372	6,778,995	1,518,377	22.4
Total deposits	74,916,379	68,136,279	6,780,100	10.0
Fed funds purchased, repos and other borrowings	7,098,323	7,655,154	(556,831)	(7.3)
Long-term debt	13,470,359	11,495,647	1,974,712	17.2
Total interest-bearing liabilities	82,468,675	74,780,747	7,687,928	10.3
Total shareholders' equity	$11,178,038	$10,977,777	$200,261	1.8%

		As of / For the Quarter Ended

(Dollars in thousands, except per share data)		6/30/06	3/31/06	12/31/05	9/30/05	6/30/05

MISCELLANEOUS INFORMATION

Unrealized depreciation on
securities available for sale, net of tax		$(535,078)	$(449,770)	$(337,578)	$(266,690)	$(109,439)
Derivatives (notional value)		24,282,135	21,133,941	23,679,972	26,131,167	25,976,092
Fair value of derivatives portfolio		(215,469)	(134,558)	(10,600)	(1,869)	157,437
Common stock prices:	High	43.46	42.85	43.92	43.00	40.95
	Low	39.09	38.24	37.39	38.56	37.04
	End of period	41.59	39.20	41.91	39.05	39.97
Weighted average shares -	Basic	536,882,392	539,952,669	543,879,921	547,467,864	547,089,165
	Diluted	541,607,530	543,435,830	548,607,865	552,058,757	551,245,112
End of period shares outstanding		536,895,965	535,588,093	543,102,080	548,051,351	546,796,870
End of period banking offices		1,443	1,409	1,404	1,402	1,407
ATMs		2,057	1,964	1,951	1,944	1,929
FTEs		29,016	28,300	27,745	27,080	26,945

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income.

QUARTERLY PERFORMANCE SUMMARY	Tom Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 8	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	6/30/06	3/31/06	12/31/05	9/30/05	6/30/05

OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent
Interest and fees on loans and leases	$1,452,022	$1,341,049	$1,290,568	$1,227,374	$1,135,417
Interest and dividends on securities	228,204	229,743	223,240	217,507	212,613
Interest on short-term investments	10,222	7,220	6,609	6,331	5,186
Total interest income - taxable equivalent	1,690,448	1,578,012	1,520,417	1,451,212	1,353,216
Interest expense
Interest on deposits	497,238	438,420	387,763	343,489	279,283
Interest on fed funds purchased, repos and other borrowings	80,560	65,081	65,371	58,169	58,546
Interest on long-term debt	174,048	155,117	146,350	129,799	117,890
Total interest expense	751,846	658,618	599,484	531,457	455,719
Net interest income - taxable equivalent	938,602	919,394	920,933	919,755	897,497
Less: Taxable equivalent adjustment	21,833	21,342	21,200	20,763	20,532
Net interest income	916,769	898,052	899,733	898,992	876,965
Provision for credit losses	57,732	47,571	69,329	57,465	49,424
Net interest income after provision for
credit losses	859,037	850,481	830,404	841,527	827,541
Noninterest income
Insurance commissions	214,087	176,512	197,372	182,915	181,612
Service charges on deposits	138,112	131,241	141,645	141,072	139,166
Other nondeposit fees and commissions	111,489	101,635	100,157	97,208	91,558
Investment banking and brokerage fees and commissions	78,220	81,311	69,682	70,036	81,046
Trust revenue	37,739	37,020	36,949	36,552	36,722
Mortgage banking income	29,128	32,295	25,357	35,840	12,367
Securities gains (losses), net	153	2	(81)	193	(6)
Other noninterest income	41,749	48,179	47,881	41,304	41,437
Total noninterest income	650,677	608,195	618,962	605,120	583,902
Noninterest expense
Personnel expense	495,454	487,467	468,098	451,260	450,730
Occupancy and equipment expense	109,707	107,785	112,018	105,656	104,122
Foreclosed property expense	3,929	3,912	5,809	6,322	5,327
Amortization of intangibles	25,225	25,108	29,054	26,540	28,611
Loss on early extinguishment of debt	—	—	—	—	2,943
Other noninterest expense	213,559	199,559	209,008	198,522	196,001
Total noninterest expense	847,874	823,831	823,987	788,300	787,734
Operating earnings before income taxes	661,840	634,845	625,379	658,347	623,709
Provision for income taxes	225,513	207,156	199,576	217,471	210,534
Operating earnings (1)	$436,327	$427,689	$425,803	$440,876	$413,175

PER SHARE DATA BASED ON
OPERATING EARNINGS (1)
Basic earnings	$.81	$.79	$.78	$.81	$.76
Diluted earnings	.81	.79	.78	.80	.75
Dividends paid per share	.38	.38	.38	.38	.35

PERFORMANCE RATIOS BASED ON
OPERATING EARNINGS (1)
Return on average assets	1.56%	1.59%	1.57%	1.64%	1.60%
Return on average equity	15.60	15.58	15.18	15.65	15.00
Net yield on earning assets (taxable equivalent)	3.76	3.82	3.82	3.88	3.92
Efficiency ratio (taxable equivalent) (2)	53.2	53.8	53.0	51.7	52.5
Noninterest income as a percentage of
total income (taxable equivalent) (2)	40.8	39.7	40.3	39.2	39.8
Average earning assets as a percentage of
average total assets	89.0	89.0	88.9	88.7	88.4
Average loans and leases as a percentage of
average deposits	103.1	101.7	101.9	100.9	102.1

CASH BASIS PERFORMANCE BASED ON
OPERATING EARNINGS (1) (3)
Cash basis operating earnings	$454,775	$446,648	$448,866	$462,350	$435,959
Diluted earnings per share	.84	.82	.82	.84	.79
Return on average tangible assets	1.70%	1.74%	1.73%	1.81%	1.77%
Return on average tangible equity	28.96	28.41	27.88	28.56	27.82
Efficiency ratio (taxable equivalent) (2)	51.5	52.0	50.9	49.7	50.3

NOTES:	Applicable ratios are annualized.

(1)

Operating earnings exclude the effect of merger-related charges or credits, equity-based compensation and nonrecurring items. These amounts totaled $7.2 million, $(3.8 million), $(3.8 million), $(1.1 million) and $26.4 million, net of tax, for the quarters ended June 30, 2006, March 31, 2006, December 31, 2005, September 30, 2005, and June 30, 2005, respectively. See Reconciliation Tables included herein.

(2)

Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related charges or credits, equity-based compensation and nonrecurring items, where applicable. See Reconciliation Tables included herein.

(3)

Cash basis operating performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tom Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 9	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	6/30/06	3/31/06	12/31/05	9/30/05	6/30/05

INCOME STATEMENTS
Interest income
Interest and fees on loans and leases	$1,443,972	$1,333,545	$1,283,225	$1,220,102	$1,128,331
Interest and dividends on securities	214,421	215,905	209,383	204,016	199,167
Interest on short-term investments	10,222	7,220	6,609	6,331	5,186
Total interest income	1,668,615	1,556,670	1,499,217	1,430,449	1,332,684
Interest expense
Interest on deposits	497,238	438,420	387,763	343,489	279,283
Interest on fed funds purchased, repos and other borrowings	80,560	65,081	65,371	58,169	58,546
Interest on long-term debt	174,048	155,117	146,350	129,799	117,890
Total interest expense	751,846	658,618	599,484	531,457	455,719
Net interest income	916,769	898,052	899,733	898,992	876,965
Provision for credit losses	57,732	47,571	69,329	57,465	49,424
Net interest income after provision for
credit losses	859,037	850,481	830,404	841,527	827,541
Noninterest income
Insurance commissions	214,087	176,512	197,372	182,915	181,612
Service charges on deposits	138,112	131,241	141,645	141,072	139,166
Other nondeposit fees and commissions	111,489	101,635	100,157	97,208	91,558
Investment banking and brokerage fees and commissions	78,220	81,311	69,682	70,036	81,046
Trust revenue	37,739	37,020	36,949	36,552	36,722
Mortgage banking income	29,128	32,295	25,357	35,840	12,367
Securities gains (losses), net	153	2	(81)	193	(6)
Other noninterest income	41,749	48,179	47,881	41,304	42,454
Total noninterest income	650,677	608,195	618,962	605,120	584,919
Noninterest expense
Personnel expense	495,454	487,467	468,098	451,260	450,730
Equity-based compensation	10,104	26,532	—	—	—
Occupancy and equipment expense	109,707	107,785	112,018	105,656	148,080
Foreclosed property expense	3,929	3,912	5,809	6,322	5,327
Amortization of intangibles	25,225	25,108	29,054	26,540	28,611
Merger-related and restructuring charges (credits), net	1,631	(2,976)	(5,956)	(1,824)	(404)
Loss on early extinguishment of debt	—	—	—	—	2,943
Other noninterest expense	213,559	171,353	209,008	198,522	196,001
Total noninterest expense	859,609	819,181	818,031	786,476	831,288
Income before income taxes	650,105	639,495	631,335	660,171	581,172
Provision for income taxes	221,005	207,982	201,761	218,165	194,367
Net income	$429,100	$431,513	$429,574	$442,006	$386,805

PER SHARE DATA
Basic earnings	$.80	$.80	$.79	$.81	$.71
Diluted earnings	.79	.79	.78	.80	.70

	For the Quarter Ended

(Dollars in thousands, except per share data)	6/30/06	3/31/06	12/31/05	9/30/05	6/30/05

ANNUALIZED INTEREST YIELDS / RATES (1)
Interest income
Securities:
U.S. Treasury securities	3.19%	3.11%	2.95%	2.94%	3.11%
U.S. government-sponsored entity securities	3.96	3.95	3.87	3.75	3.76
Mortgage-backed securities	4.83	4.81	4.76	4.73	4.72
States and political subdivisions	6.84	6.82	6.81	6.74	6.66
Other securities	5.25	6.01	5.41	4.96	4.87
Trading securities	2.94	3.70	3.17	2.82	2.05

Total securities	4.33	4.39	4.29	4.18	4.13

Loans:
Commercial loans and leases	7.73	7.39	7.01	6.71	6.33
Consumer loans	7.14	6.95	6.69	6.54	6.37
Mortgage loans	5.66	5.50	5.46	5.45	5.42
Specialized lending	15.12	15.14	14.63	14.69	14.60

Total loans	7.47	7.19	6.90	6.71	6.47

Other earning assets	4.23	3.76	3.29	3.16	3.16

Total earning assets	6.77	6.56	6.30	6.12	5.92

Interest expense:
Interest-bearing deposits:
Interest checking	1.77	1.38	1.13	.78	.68
Other client deposits	2.29	2.03	1.80	1.61	1.37
Client certificates of deposit	3.99	3.66	3.29	3.03	2.73
Other interest-bearing deposits	5.00	4.54	4.03	3.47	3.09
Total interest-bearing deposits	3.19	2.90	2.58	2.31	1.99
Fed funds purchased, repos and other borrowings	4.30	3.95	3.64	3.24	2.86
Long-term debt	5.04	4.77	4.58	4.26	4.07

Total interest-bearing liabilities	3.60	3.29	3.00	2.70	2.40

Net yield on earning assets	3.76%	3.82%	3.82%	3.88%	3.92%

NOTES:	(1) Fully taxable equivalent yields. Securities yields calculated based on amortized cost.

QUARTERLY PERFORMANCE SUMMARY	Tom Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 10	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	6/30/06	3/31/06	12/31/05	9/30/05	6/30/05

SELECTED BALANCE SHEET DATA
End of period balances
Securities available for sale	$20,090,945	$19,433,575	$19,782,966	$19,817,145	$20,123,465
Trading securities	918,621	745,169	706,518	433,652	675,146
Total securities	21,009,566	20,178,744	20,489,484	20,250,797	20,798,611
Commercial loans and leases	39,691,954	37,191,415	36,615,085	35,848,589	35,056,980
Direct retail loans	14,908,991	14,543,073	14,452,518	14,279,817	14,094,081
Sales finance loans	5,378,205	5,176,673	5,264,088	5,368,126	5,216,027
Revolving credit loans	1,327,623	1,299,396	1,347,309	1,294,804	1,271,395
Mortgage loans	15,671,640	15,036,187	14,481,561	14,200,691	13,512,617
Specialized lending	3,305,220	3,032,538	2,862,927	2,679,818	2,589,516
Total loans and leases	80,283,633	76,279,282	75,023,488	73,671,845	71,740,616
Allowance for loan and lease losses	869,880	833,231	825,300	817,777	809,318
Other earning assets	960,176	816,838	730,819	709,478	798,810
Total earning assets	103,097,439	97,984,757	96,777,005	95,054,570	93,512,746
Total assets	116,283,730	110,033,689	109,169,759	107,080,153	105,835,324
Noninterest-bearing deposits	13,625,502	13,413,099	13,476,939	13,499,106	13,197,792
Interest checking	1,539,064	1,338,847	1,426,715	1,414,364	1,512,588
Other client deposits	32,344,438	32,074,100	30,959,888	30,135,171	29,642,503
Client certificates of deposit	23,704,122	20,352,627	19,309,667	18,402,885	17,793,434
Other interest-bearing deposits	7,299,675	8,385,456	9,108,590	9,728,748	9,684,042
Total deposits	78,512,801	75,564,129	74,281,799	73,180,274	71,830,359
Fed funds purchased, repos and other borrowings	6,797,108	6,356,330	6,561,719	6,533,455	7,137,762
Long-term debt	15,195,145	13,045,058	13,118,559	12,376,759	11,955,683
Total interest-bearing liabilities	86,879,552	81,552,418	80,485,138	78,591,382	77,726,012
Total shareholders' equity	11,164,113	10,969,972	11,129,114	11,195,918	11,090,367
Goodwill	4,730,294	4,300,396	4,255,998	4,237,451	4,233,719
Core deposit and other intangibles	493,463	479,231	487,525	503,686	535,965
Total intangibles	5,223,757	4,779,627	4,743,523	4,741,137	4,769,684
Mortgage servicing rights	$523,908	$485,307	$451,287	$414,466	$341,676

Average balances
Securities, at amortized cost	$21,081,257	$20,955,014	$20,807,541	$20,822,997	$20,613,680
Commercial loans and leases	38,187,877	36,897,691	36,213,607	35,424,216	34,547,569
Direct retail loans	14,707,176	14,498,280	14,354,335	14,194,755	13,923,123
Sales finance loans	5,242,132	5,215,937	5,316,296	5,313,245	5,122,957
Revolving credit loans	1,308,461	1,316,837	1,307,724	1,281,964	1,248,176
Mortgage loans	15,348,385	14,664,573	14,381,114	13,869,588	13,052,966
Specialized lending	3,183,885	2,849,331	2,741,610	2,630,756	2,490,899
Total loans and leases	77,977,916	75,442,649	74,314,686	72,714,524	70,385,690
Allowance for loan and lease losses	852,045	827,863	818,743	814,934	810,545
Other earning assets	968,783	777,594	797,372	795,338	657,433
Total earning assets	100,027,956	97,175,257	95,919,599	94,332,859	91,656,803
Total assets	112,383,000	109,132,162	107,844,163	106,360,541	103,663,680
Noninterest-bearing deposits	13,179,022	12,851,943	13,343,220	13,144,471	12,771,153
Interest checking	2,225,377	1,905,570	1,845,732	1,846,994	1,834,619
Other client deposits	30,848,811	30,687,180	30,166,800	29,729,490	29,558,096
Client certificates of deposit	21,629,456	19,896,614	18,849,059	18,155,972	17,414,006
Other interest-bearing deposits	7,742,838	8,858,068	8,743,882	9,215,190	7,364,178
Total deposits	75,625,504	74,199,375	72,948,693	72,092,117	68,942,052
Fed funds purchased, repos and other borrowings	7,507,314	6,684,788	7,118,752	7,123,027	8,218,309
Long-term debt	13,825,503	13,111,268	12,717,191	12,111,140	11,599,714
Total interest-bearing liabilities	83,779,299	81,143,488	79,441,416	78,181,813	75,988,922
Total shareholders' equity	$11,221,497	$11,134,096	$11,126,630	$11,176,928	$11,050,089

SELECTED CAPITAL INFORMATION (1)
Risk-based capital:
Tier 1	$7,848,615	$7,360,953	$7,453,987	$7,454,705	$6,681,308
Total	11,863,872	11,418,033	11,610,547	11,648,384	10,854,492
Risk-weighted assets	86,590,403	81,623,098	80,390,559	78,417,224	76,415,717
Average quarterly tangible assets	108,026,743	105,038,107	103,741,007	102,009,127	99,316,641
Risk-based capital ratios:
Tier 1	9.1%	9.0%	9.3%	9.5%	8.7%
Total	13.7	14.0	14.4	14.9	14.2
Leverage capital ratio	7.3	7.0	7.2	7.3	6.7
Equity as a percentage of total assets	9.6	10.0	10.2	10.5	10.5
Book value per share	$20.79	$20.48	$20.49	$20.43	$20.28
Tangible book value per share (2)	11.06	11.56	11.76	11.78	11.56

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income.

(1)	Current quarter risk-based capital information is preliminary.

(2)	Excludes the carrying value of goodwill and other intangible assets from shareholders' equity.

QUARTERLY PERFORMANCE SUMMARY	Tom Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 11	Investor Relations	FAX (336) 733-3132

As of / For the Quarter Ended

(Dollars in thousands)	6/30/06	3/31/06	12/31/05	9/30/05	6/30/05

ASSET QUALITY ANALYSIS
Allowance For Credit Losses
Beginning balance	$833,432	$829,770	$830,344	$827,325	$822,464
Allowance for acquired (sold) loans, net	25,043	3,731	(970)	—	—
Provision for credit losses	57,732	47,571	69,329	57,465	49,424
Charge-offs
Commercial loans and leases	(7,025)	(5,407)	(20,584)	(7,440)	(11,818)
Direct retail loans	(11,638)	(10,597)	(10,293)	(20,558)	(8,148)
Sales finance loans	(5,304)	(5,610)	(8,617)	(6,874)	(3,881)
Revolving credit loans	(10,435)	(11,337)	(15,994)	(13,179)	(12,552)
Mortgage loans	(1,238)	(2,095)	(1,347)	(1,502)	(1,728)
Specialized lending	(26,306)	(27,226)	(26,923)	(23,190)	(22,885)

Total charge-offs	(61,946)	(62,272)	(83,758)	(72,743)	(61,012)

Recoveries
Commercial loans and leases	5,392	3,203	4,550	4,822	4,291
Direct retail loans	3,012	3,065	2,653	5,214	2,159
Sales finance loans	1,732	1,739	1,866	2,145	2,404
Revolving credit loans	2,974	2,743	2,841	2,740	2,737
Mortgage loans	84	144	162	340	39
Specialized lending	3,422	3,738	2,753	3,036	4,819

Total recoveries	16,616	14,632	14,825	18,297	16,449

Net charge-offs	(45,330)	(47,640)	(68,933)	(54,446)	(44,563)

Ending balance	$870,877	$833,432	$829,770	$830,344	$827,325

Allowance For Credit Losses
Allowance for loan and lease losses	$869,880	$833,231	$825,300	$817,777	$809,318
Reserve for unfunded lending commitments	997	201	4,470	12,567	18,007

Total	$870,877	$833,432	$829,770	$830,344	$827,325

Nonperforming Assets
Nonaccrual loans and leases:
Commercial loans and leases	$125,950	$109,838	$103,804	$107,121	$110,662
Direct retail loans	39,470	42,156	40,916	39,334	37,640
Sales finance loans	2,502	3,064	4,640	9,864	9,908
Revolving credit loans	222	177	233	304	348
Mortgage loans	46,705	49,643	48,126	48,301	49,163
Specialized lending	24,154	26,508	31,160	25,648	22,033

Total nonaccrual loans and leases	239,003	231,386	228,879	230,572	229,754

Foreclosed real estate	55,623	41,341	48,315	51,504	62,036
Other foreclosed property	24,304	22,895	22,420	21,692	16,550
Restructured loans	494	507	515	523	531

Nonperforming assets	$319,424	$296,129	$300,129	$304,291	$308,871

Loans 90 days or more past due
and still accruing:
Commercial loans and leases	$18,510	$5,727	$10,413	$5,948	$6,040
Direct retail loans	16,536	17,686	20,814	18,197	14,718
Sales finance loans	12,318	18,347	21,585	16,246	16,015
Revolving credit loans	5,456	4,172	4,713	4,840	3,886
Mortgage loans	32,221	28,251	38,828	33,385	33,494
Specialized lending	5,675	5,050	7,092	5,999	5,164

Total loans 90 days or more past due
and still accruing	90,716	79,233	103,445	84,615	79,317

Loans 90 days or more past due and still accruing
as a percentage of total loans and leases	.11%	.10%	.14%	.11%	.11%

Asset Quality Ratios
Nonaccrual and restructured loans and leases
as a percentage of total loans and leases	.30%	.30%	.31%	.31%	.32%
Nonperforming assets as a percentage of:
Total assets	.27	.27	.27	.28	.29
Loans and leases plus
foreclosed property	.40	.39	.40	.41	.43
Net charge-offs as a percentage of
average loans and leases	.23	.26	.37	.30	.25
Net charge-offs excluding specialized
lending as a percentage of average
loans and leases (1)	.12	.13	.25	.19	.16
Allowance for loan and lease losses as
a percentage of loans and leases	1.08	1.09	1.10	1.11	1.13
Allowance for loan and lease losses as
a percentage of loans and leases
held for investment	1.09	1.10	1.11	1.12	1.14
Ratio of allowance for loan and lease losses to:
Net charge-offs	4.78	x	4.31	x	3.02	x	3.79	x	4.53	x
Nonaccrual and restructured loans and leases	3.63	3.59	3.60	3.54	3.51

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.

(1)	Excludes net charge-offs and average loans from BB&T's specialized lending subsidiaries.

QUARTERLY PERFORMANCE SUMMARY	Tom Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 12	Investor Relations	FAX (336) 733-3132

As of / For the Six Months Ended	Increase (Decrease)

(Dollars in thousands)	6/30/06	6/30/05	$	%

Allowance For Credit Losses
Beginning balance	$829,770	$828,301	$1,469.2%
Allowance for acquired (sold) loans, net	28,774	—	28,774	NM
Provision for credit losses	105,303	90,469	14,834	16.4
Charge-offs
Commercial loans and leases	(12,432)	(21,238)	8,806	(41.5)
Direct retail loans	(22,235)	(15,597)	(6,638)	42.6
Sales finance loans	(10,914)	(11,173)	259	(2.3)
Revolving credit loans	(21,772)	(25,245)	3,473	(13.8)
Mortgage loans	(3,333)	(3,204)	(129)	4.0
Specialized lending	(53,532)	(44,789)	(8,743)	19.5

Total charge-offs	(124,218)	(121,246)	(2,972)	2.5

Recoveries
Commercial loans and leases	8,595	7,706	889	11.5
Direct retail loans	6,077	4,007	2,070	51.7
Sales finance loans	3,471	4,872	(1,401)	(28.8)
Revolving credit loans	5,717	5,277	440	8.3
Mortgage loans	228	134	94
Specialized lending	7,160	7,805	(645)	(8.3)

Total recoveries	31,248	29,801	1,447	4.9

Net charge-offs	(92,970)	(91,445)	(1,525)	(1.7)

Ending balance	$870,877	$827,325	$43,552	5.3%

Allowance For Credit Losses
Allowance for loan and lease losses	$869,880	$809,318	$60,562	7.5%
Reserve for unfunded lending commitments	997	18,007	(17,010)	(94.5)

Total	$870,877	$827,325	$43,552	5.3%

Asset Quality Ratios
Net charge-offs as a percentage of
average loans and leases	.24%	.27%
Net charge-offs excluding specialized
lending as a percentage of average
loans and leases (1)	.13	.16
Ratio of allowance for loan and lease losses to
net charge-offs	4.64	x	4.39	x

	Percentage Increase (Decrease)

	QTD	Annualized Link QTD	YTD
	2Q06 vs. 2Q05	2Q06 vs. 1Q06	2006 vs. 2005

PERCENTAGE CHANGES IN SELECTED BALANCES ADJUSTED FOR
PURCHASE ACQUISITIONS (2)
Average Balances
Commercial loans and leases	8.5%	7.5%	8.8%
Direct retail loans	5.3	5.0	5.7
Sales finance loans	2.3	2.0	2.2
Revolving credit loans	4.8	(2.6)	5.0
Mortgage loans (3)	19.2	18.6	19.2
Specialized lending	23.3	34.9	22.5
Total loans and leases (3)	9.9	9.6	10.0

Noninterest-bearing deposits	2.5	7.7	3.7
Interest checking	16.4	49.7	15.1
Other client deposits	3.5	(0.4)	3.1
Client certificates of deposit	22.2	30.0	17.9
Other interest-bearing deposits	5.2	(51.5)	22.3
Total deposits	8.6%	4.4%	9.3%

PERCENTAGE CHANGES IN SELECTED INCOME STATEMENT ITEMS
BASED ON OPERATING EARNINGS ADJUSTED FOR PURCHASE ACQUISITIONS (2)
Net interest income - taxable equivalent	2.6%	3.1%	3.9%
Noninterest income
Insurance commissions	14.7	80.5	11.9
Service charges on deposits	(1.3)	18.8	3.3
Other nondeposit fees and commissions	21.3	36.6	23.6
Investment banking and brokerage fees and commissions	(6.5)	(15.2)	2.8
Trust revenue	2.8	7.8	2.4
Mortgage banking income (4)	14.7	(40.4)	26.9
Securities gains (losses), net	NM	NM	NM
Other income	(2.2)	(57.6)	16.9
Total noninterest income (4)	6.0	21.4	10.1
Noninterest expense
Personnel expense	7.8	2.5	11.1
Occupancy and equipment expense	4.7	6.4	3.0
Other noninterest expense	3.6	26.8	4.6
Total noninterest expense	6.2%	9.8%	8.1%

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.

(1)	Excludes net charge-offs and average loans from BB&T's specialized lending subsidiaries.

(2)	Adjusted to exclude estimated growth that resulted from the timing of acquisitions during 2006 and 2005.

(3)	Adjusted for the average impact of $210 million in mortgage loans securitized in the fourth quarter of 2005.

(4)	Excludes the net impact of valuation adjustments for mortgage servicing rights and gains or losses on mortgage servicing rights-related derivatives.

NM	- not meaningful.

QUARTERLY PERFORMANCE SUMMARY	Tom Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 13	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands)	6/30/06	3/31/06	12/31/05	9/30/05	6/30/05

SELECTED MORTGAGE BANKING INFORMATION
Residential Mortgage Servicing Rights (1)	$499,706	$462,920	$431,213	$397,908	$325,446

Income Statement Impact of Mortgage Servicing
Rights Valuation:
MSRs fair value increase	$32,389	$28,883	$—	$—	$—
MSRs valuation recaptures (provisions)	—	—	29,407	66,666	(61,161)
MSRs derivative hedge (losses) gains	(28,873)	(24,834)	(32,747)	(55,632)	52,030
Net	$3,516	$4,049	$(3,340)	$11,034	$(9,131)

Residential Mortgage Loan Originations	$2,656,293	$2,308,835	$2,450,434	$3,130,026	$2,687,824

Residential Mortgage Servicing Portfolio:
Loans serviced for others	$27,024,724	$26,787,683	$26,624,810	$26,547,319	$26,579,866
Bank owned loans serviced	15,671,640	15,036,187	14,481,561	14,200,691	13,512,617
Total servicing portfolio	42,696,364	41,823,870	41,106,371	40,748,010	40,092,483
Weighted Average Coupon Rate	5.86%	5.84%	5.83%	5.82%	5.83%
Weighted Average Servicing Fee	.351	.351	.349	.349	.349

	For the Quarter Ended

(Dollars in thousands, except per share data)	6/30/06	3/31/06	12/31/05	9/30/05	6/30/05

RECONCILIATION TABLE
Net income	$429,100	$431,513	$429,574	$442,006	$386,805
Merger-related items, net of tax	989	(1,853)	(3,771)	(1,130)	(249)
Equity-based compensation, net of tax	6,238	16,363	—	—	—
Other, net of tax (4)	—	(18,334)	—	—	26,619
Operating earnings	436,327	427,689	425,803	440,876	413,175
Amortization of intangibles, net of tax	15,892	15,818	18,305	16,718	18,026
Amortization of mark-to-market adjustments, net of tax	2,556	3,141	4,758	4,756	4,758
Cash basis operating earnings	454,775	446,648	448,866	462,350	435,959

Return on average assets	1.53%	1.60%	1.58%	1.65%	1.50%
Effect of merger-related items, net of tax	—	—	(.01)	(.01)	—
Effect of equity-based compensation, net of tax	.03	.06	—	—	—
Effect of other, net of tax (4)	—	(.07)	—	—	.10
Operating return on average assets	1.56	1.59	1.57	1.64	1.60
Effect of amortization of intangibles, net of tax (2)	.13	.14	.14	.15	.15
Effect of amortization of mark-to-market adjustments,
net of tax	.01	.01	.02	.02	.02
Cash basis operating return on average
tangible assets	1.70	1.74	1.73	1.81	1.77

Return on average equity	15.34%	15.72%	15.32%	15.69%	14.04%
Effect of merger-related items, net of tax	.04	(.07)	(.14)	(.04)	(.01)
Effect of equity-based compensation, net of tax	.22	.60	—	—	—
Effect of other, net of tax (4)	—	(.67)	—	—	.97
Operating return on average equity	15.60	15.58	15.18	15.65	15.00
Effect of amortization of intangibles, net of tax (2)	13.27	12.63	12.40	12.62	12.52
Effect of amortization of mark-to-market adjustments,
net of tax	.09	.20	.30	.29	.30
Cash basis operating return on average
tangible equity	28.96	28.41	27.88	28.56	27.82

Efficiency ratio (taxable equivalent) (3)	54.0%	53.5%	52.6%	51.5%	55.4%
Effect of merger-related items	(.1)	.2	.4	.2	—
Effect of equity-based compensation	(.7)	(1.7)	—	—	—
Effect of other (4)	—	1.8	—	—	(2.9)
Operating efficiency ratio (3)	53.2	53.8	53.0	51.7	52.5
Effect of amortization of intangibles	(1.6)	(1.6)	(1.9)	(1.8)	(1.9)
Effect of amortization of mark-to-market adjustments	(.1)	(.2)	(.2)	(.2)	(.3)
Cash basis operating efficiency ratio (3)	51.5	52.0	50.9	49.7	50.3

Basic earnings per share	$.80	$.80	$.79	$.81	$.71
Effect of merger-related items, net of tax	—	(.01)	(.01)	—	—
Effect of equity-based compensation, net of tax	.01	.03	—	—	—
Effect of other, net of tax (4)	—	(.03)	—	—	.05
Operating basic earnings per share	.81	.79	.78	.81	.76

Diluted earnings per share	$.79	$.79	$.78	$.80	$.70
Effect of merger-related items, net of tax	—	—	—	—	—
Effect of equity-based compensation, net of tax	.02	.03	—	—	—
Effect of other, net of tax (4)	—	(.03)	—	—	.05
Operating diluted earnings per share	.81	.79	.78	.80	.75
Effect of amortization of intangibles, net of tax	.03	.03	.03	.03	.03
Effect of amortization of mark-to-market adjustments,
net of tax	—	—	.01	.01	.01
Cash basis operating diluted earnings per share	.84	.82	.82	.84	.79

NOTES:	Applicable ratios are annualized.

(1)

Balances exclude commercial mortgage servicing rights totaling $24.2 million, $22.4 million, $20.1 million, $16.6 million and $16.2 million as of June 30, 2006, March 31, 2006, December 31, 2005, September 30, 2005 and June 30, 2005, respectively. Effective January 1, 2006, residential mortgage servicing rights are carried at fair value.

(2)	Reflects the effect of excluding average intangible assets from average assets and average equity to calculate cash basis ratios.

(3)

Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Operating and cash basis ratios also exclude merger-related charges or credits, equity-based compensation and nonrecurring items, where applicable.

(4)

Reflects a gain on the sale of duplicate facilities totaling $18.3 million, net of tax, in the first quarter of 2006 and a one-time charge related to the accounting for leases totaling $26.6 million, net of tax, in the second quarter of 2005.

QUARTERLY PERFORMANCE SUMMARY	Tom Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 14	Investor Relations	FAX (336) 733-3132

	For the Six Months Ended

(Dollars in thousands, except per share data)	6/30/06	6/30/05

RECONCILIATION TABLE
Net income	$860,613	$782,189
Merger-related items, net of tax	(864)	(1,876)
Equity-based compensation, net of tax	22,601	—
Other, net of tax (3)	(18,334)	26,619
Operating earnings	864,016	806,932
Amortization of intangibles, net of tax	31,710	35,731
Amortization of mark-to-market adjustments, net of tax	5,697	9,125
Cash basis operating earnings	901,423	851,788

Return on average assets	1.57%	1.55%
Effect of merger-related items, net of tax	—	(.01)
Effect of equity-based compensation, net of tax	.04	—
Effect of other, net of tax (3)	(.04)	.05
Operating return on average assets	1.57	1.59
Effect of amortization of intangibles, net of tax (1)	.14	.16
Effect of amortization of mark-to-market adjustments, net of tax	.01	.01
Cash basis operating return on average tangible assets	1.72	1.76

Return on average equity	15.53%	14.37%
Effect of merger-related items, net of tax	(.02)	(.04)
Effect of equity-based compensation, net of tax	.41	—
Effect of other, net of tax (3)	(.33)	.49
Operating return on average equity	15.59	14.82
Effect of amortization of intangibles, net of tax (1)	13.00	12.30
Effect of amortization of mark-to-market adjustments, net of tax	.10	.29
Cash basis operating return on average tangible equity	28.69	27.41

Efficiency ratio (taxable equivalent) (2)	53.7%	54.1%
Effect of merger-related items	—	.1
Effect of equity-based compensation	(1.2)	—
Effect of other (3)	1.0	(1.5)
Operating efficiency ratio (2)	53.5	52.7
Effect of amortization of intangibles	(1.6)	(2.0)
Effect of amortization of mark-to-market adjustments	(.2)	(.2)
Cash basis operating efficiency ratio (2)	51.7	50.5

Fee income ratio	40.2%	38.4%
Effect of other (3)	—	(.1)
Operating fee income ratio	40.2	38.3

Basic earnings per share	$1.60	$1.43
Effect of merger-related items, net of tax	—	(.01)
Effect of equity-based compensation, net of tax	.04	—
Effect of other, net of tax (3)	(.04)	.05
Operating basic earnings per share	1.60	1.47

Diluted earnings per share	$1.59	$1.42
Effect of merger-related items, net of tax	—	(.01)
Effect of equity-based compensation, net of tax	.04	—
Effect of other, net of tax (3)	(.04)	.05
Operating diluted earnings per share	1.59	1.46
Effect of amortization of intangibles, net of tax	.06	.07
Effect of amortization of mark-to-market adjustments, net of tax	.01	.01
Cash basis operating diluted earnings per share	1.66	1.54

NOTES:	Applicable ratios are annualized.

(1)	Reflects the effect of excluding average intangible assets from average assets and average equity to calculate cash basis ratios.

(2)

Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Operating and cash basis ratios also exclude merger-related charges or credits, equity-based compensation and nonrecurring items, where applicable.

(3)

Reflects a gain on the sale of duplicate facilities totaling $18.3 million, net of tax, in the first quarter of 2006 and a one-time charge related to the accounting for leases totaling $26.6 million, net of tax, in the second quarter of 2005.